                                    MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                                  (Page 1 of 2)
                     COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                     ------------------------------------------------------------

                                (In thousands, except per share amounts)

                                                                     FOR THE                   FOR THE
                                                                THREE MONTHS ENDED         SIX MONTHS ENDED
                                                              ----------------------    ----------------------
                                                              June  30,    June  30,    June  30,    June  30,
PRIMARY                                                         1994         1993         1994         1993
- - -------                                                       ---------    ---------    ---------    ---------
Income before cumulative effect of changes in
  accounting principles                                       $  57,082    $  40,770    $  81,151    $  59,250

Add:  Interest savings, net of tax, applicable
      to assumed exercise of Fisher-Price warrants                    -          163            -          324
Less: Dividends on convertible preference stock                  (1,223)      (1,223)      (2,446)      (2,447)
                                                              ---------    ---------    ---------    ---------
Income, before cumulative effect of changes in
  accounting principles, applicable to common shares             55,859       39,710       78,705       57,127

Cumulative effect of changes in accounting principles                 -            -            -       (4,022)
                                                              ---------    ---------    ---------    ---------
Net income applicable to common shares                        $  55,859    $  39,710    $  78,705    $  53,105
                                                              =========    =========    =========    =========

Applicable Shares for Computation of Income per Share:
- - ------------------------------------------------------

Weighted average common shares outstanding                      177,199      167,750      174,738      167,874
Weighted average common equivalent shares arising from:
      Dilutive stock options                                      1,780        1,598        2,389        1,754
      Fisher-Price warrants                                         724        1,076          732        1,076
      Restricted stock                                               76          261           75          295
                                                              ---------    ---------    ---------    ---------
Weighted average number of common and common
  equivalent shares                                             179,779      170,685      177,934      170,999
                                                              =========    =========    =========    =========

Income Per Common Share:
- - ------------------------

Income per share before cumulative effect of changes in
  accounting principles                                       $    0.31    $    0.23    $    0.44    $    0.33
Cumulative effect of changes in accounting principles                 -            -            -        (0.02)
                                                              ---------    ---------    ---------    ---------
Net income per common share                                   $    0.31    $    0.23    $    0.44    $    0.31
                                                              =========    =========    =========    =========

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                                    MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                                  (Page 2 of 2)
                     COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                     ------------------------------------------------------------

                                (In thousands, except per share amounts)

                                                                     FOR THE                   FOR THE
                                                              THREE MONTHS ENDED (a)     SIX MONTHS ENDED (a)
                                                              ----------------------    ----------------------
                                                              June  30,    June  30,    June  30,    June  30,
FULLY DILUTED                                                    1994         1993         1994         1993
- - -------------                                                 ---------    ---------    ---------    ---------
Income before cumulative effect of changes in
  accounting principles                                       $  57,082    $  40,770    $  81,151    $  59,250

Add:  Interest savings, net of tax, applicable to:
        Assumed conversion of 8% convertible debentures               -        1,336          628            -
        Assumed exercise of Fisher-Price warrants                     -          163            -          324
Less: Impact of required ESOP dividends or
       contributions upon conversion                             (1,223)      (1,223)      (2,446)      (2,447)
                                                              ---------    ---------    ---------    ---------
Income, before cumulative effect of changes in
  accounting principles, applicable to common shares             55,859       41,046       79,333       57,127

Cumulative effect of changes in accounting principles                 -            -            -       (4,022)
                                                              ---------    ---------    ---------    ---------
Net income applicable to common shares                        $  55,859    $  41,046    $  79,333    $  53,105
                                                              =========    =========    =========    =========

Applicable Shares for Computation of Income per Share:
- - ------------------------------------------------------

Weighted average common shares outstanding                      177,199      167,750      174,738      167,874
Weighted average common equivalent shares arising from:
      Assumed conversion of 8% convertible debentures                 -        7,792        2,090            -
      Assumed conversion of convertible preference stock          1,621        1,620        1,621        1,620
      Dilutive stock options                                      1,801        1,752        2,548        1,913
      Fisher-Price warrants                                         724        1,076          742        1,076
      Restricted stock                                               99          295           99          355
                                                              ---------    ---------    ---------    ---------
Weighted average number of common and common
  equivalent shares                                             181,444      180,285      181,838      172,838
                                                              =========    =========    =========    =========

Income Per Common Share:
- - ------------------------

Income per share before cumulative effect of changes in
  accounting principles                                       $    0.31    $    0.23    $    0.44    $    0.33
Cumulative effect of changes in accounting principles                 -            -            -        (0.02)
                                                              ---------    ---------    ---------    ---------
Net income per common share                                   $    0.31    $    0.23    $    0.44    $    0.31
                                                              =========    =========    =========    =========

(a) - This calculation is submitted in accordance with Regulation S-K, Item 601 (b)(11), although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

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